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As filed with the Securities and Exchange Commission on December 20, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The New York Times Company
(Exact Name of Registrant as Specified in its Charter)

New York (State or other Jurisdiction of Incorporation or Organization)	13-1102020 (I.R.S. Employer Identification No.)

229 West 43rd Street
New York, New York 10036
(212) 556-1234
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

THE NEW YORK TIMES COMPANY
DEFERRED EXECUTIVE COMPENSATION PLAN
(Full title of the plan)

KENNETH A. RICHIERI, ESQ.
Vice President and Deputy General Counsel
The New York Times Company
229 West 43rd Street
New York, New York 10036
(212) 556-1234
(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Unit Per	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

Deferred Compensation Obligations	$20,000,000	100%	$20,000,000	$1,840

(1)
The Deferred Compensation Obligations are unsecured obligations of The New York Times Company to pay deferred compensation in the future in accordance with the terms of The New York Times Company Deferred Executive Compensation Plan.

(2)
The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.

(3)
Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended, as follows: Proposed maximum aggregate offering price per share multiplied by .000092.

INCORPORATION BY REFERENCE

        Pursuant to The New York Times Company Deferred Executive Compensation Plan (the "DEC Plan"), the registrant is registering an additional $20,000,000 in deferred compensation obligations. The registrant has previously registered an aggregate of $132,591,653 in deferred compensation obligations pursuant to a Registration Statement on Form S-8 respecting the DEC Plan, filed with the Securities and Exchange Commission on August 2, 1996 (File No. 333-09447), a Registration Statement respecting the DEC Plan on Form S-8, filed with the SEC on December 29, 1997 (File No. 333-43371), and a Registration Statement on Form S-8 respecting The New York Times Designated Employees Deferred Earnings Plan (the "DEP Plan"), filed with the SEC on December 29, 1997, as further amended by a post-effective amendment filed with the SEC on December 29, 1999 (File No. 333-43369), which amendment reflected the merger of the DEP Plan with and into the DEC Plan. The contents of such Registration Statements on Form S-8 are hereby incorporated by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on December 20, 2002.

THE NEW YORK TIMES COMPANY
By:	/s/ RHONDA L. BRAUER Name: Rhonda L. Brauer Title: Secretary

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Kenneth A. Richieri and Rhonda L. Brauer, and each acting alone, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this registration statement, whether pre-effective or post-effective, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments or supplements hereto in the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated. ']

Signature	Title	Date

/s/ ARTHUR SULZBERGER, JR. Arthur Sulzberger, Jr.	Chairman, Director	December 20, 2002
/s/ RUSSELL T. LEWIS Russell T. Lewis	Chief Executive Officer, President, Director (principal executive officer)	December 20, 2002

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/s/ LEONARD P. FORMAN Leonard P. Forman	Senior Vice President and Chief Financial Officer (principal financial officer)	December 20, 2002
/s/ STUART STOLLER Stuart Stoller	Vice President and Corporate Controller (principal accounting officer)	December 20, 2002
/s/ MICHAEL GOLDEN Michael Golden	Senior Vice President, Vice Chairman, Director	December 20, 2002
/s/ JOHN F. AKERS John F. Akers	Director	December 20, 2002
/s/ BRENDA C. BARNES Brenda C. Barnes	Director	December 20, 2002
/s/ RAUL E. CESAN Raul E. Cesan	Director	December 20, 2002
/s/ JACQUELINE H. DRYFOOS Jacqueline H. Dryfoos	Director	December 20, 2002
/s/ WILLIAM E. KENNARD William E. Kennard	Director	December 20, 2002
/s/ DAVID E. LIDDLE David E. Liddle	Director	December 20, 2002
/s/ ELLEN R. MARRAM Ellen R. Marram	Director	December 20, 2002
/s/ HENRY B. SCHACHT Henry B. Schacht	Director	December 20, 2002
/s/ DONALD M. STEWART Donald M. Stewart	Director	December 20, 2002
/s/ CATHY J. SULZBERGER Cathy J. Sulzberger	Director	December 20, 2002

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INDEX TO EXHIBITS

Exhibits		Sequential Page Number
* 4 —	The New York Times Deferred Executive Compensation Plan
* 5.1—	Opinion and consent of Kenneth A. Richieri, Vice President and Deputy General Counsel of the Company, as to the legality of deferred compensation obligations
*23.1—	Consent of Deloitte & Touche LLP
*23.2—	Consent of Kenneth A. Richieri, Vice President and Deputy General Counsel of the Company (included in Exhibit 5.1)
*24 —	Power of Attorney (included on signature page)

*
Filed herewith.

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INCORPORATION BY REFERENCE
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS